UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2013

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

The Company convened its annual meeting of shareholders on March 15, 2013 pursuant to notice duly given.  The matters voted upon at the meeting and the results of such voting are set forth below:

1.                             To elect eleven directors to the Board of Directors of the Company to serve one-year terms expiring at the later of the Annual Meeting of Shareholders in 2014 or upon a successor being elected and qualified.  All director nominees were duly elected.

	FOR	WITHHELD	BROKER NON-VOTES	APPLICABLE PERCENTAGES
Dr. John Elstrott	132,842,242	3,323,505	23,400,837	98% FOR
Gabrielle Greene	131,802,495	4,363,252	23,400,837	97% FOR
Shahid (Hass) Hassan	134,192,199	1,973,548	23,400,837	99% FOR
Stephanie Kugelman	134,875,036	1,209,711	23,400,837	99% FOR
John Mackey	133,680,523	2,485,244	23,400,837	98% FOR
Walter Robb	133,729,143	2,436,604	23,400,837	98% FOR
Jonathan Seiffer	134,323,464	1,842,283	23,400,837	99% FOR
Morris (Mo) Siegel	131,244,709	4,921,038	23,400,837	96% FOR
Jonathan Sokoloff	131,228,566	4,937,181	23,400,837	96% FOR
Dr. Ralph Sorenson	129,661,274	6,504,473	23,400,837	95% FOR
W. (Kip) Tindell, III	134,841,361	1,324,386	23,400,837	99% FOR

2.                             To ratify the appointment of Ernst & Young LLP as independent auditor for the Company for the fiscal year ending September 29, 2013.  This proposal was approved.

FOR	AGAINST	ABSTAIN	APPLICABLE PERCENTAGE
156,403,943	1,997,634	1,165,007	99% FOR

3.                             To conduct an advisory vote to approve the compensation of the named executive officers.  This proposal was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	APPLICABLE PERCENTAGE
129,376,787	5,352,548	1,436,412	23,400,837	96% FOR

4.                             To ratify the amendment of the Company’s 2009 stock incentive plan to increase the number of shares of common stock authorized for issuance pursuant to such plan by an additional 14.5 million shares and increase the number of shares by which the plan pool is reduced for each full value award from 2 to 2.25.  This proposal was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	APPLICABLE PERCENTAGE
106,942,113	28,212,416	1,011,218	23,400,837	79% FOR

5.                             To adopt the shareholder proposal regarding extended producer responsibility for post-consumer product packaging.  This proposal was not approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	APPLICABLE PERCENTAGE
9,284,584	115,642,175	11,238,988	23,400,837	93% AGAINST

6.                             To adopt the shareholder proposal requiring the Company to have, whenever possible, an independent Chairman of the Board of Directors who has not previously served as an executive officer of the Company.  This proposal was not approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	APPLICABLE PERCENTAGE
13,095,012	121,964,012	1,106,723	23,400,837	90% AGAINST

Item 8.01              Other Events

On March 15, 2013 the Company’s Board of Directors declared a dividend of $0.20 per share, payable April 23, 2013 to shareholders of record at the close of business on April 12, 2013.

On March 18, 2012, the Company announced that Dr. John B. Elstrott, Chairman of the Board of Directors of the Company, adopted a stock trading plan in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Dr. Elstrott’s trading plan is part of his asset diversification, tax and financial planning strategy. Under the trading plan, if the stock price is above specified levels, a brokerage firm will be authorized to exercise up to 2,500 of Dr. Elstrott’s options to purchase common stock of the Company and sell the issued shares. Transactions under the trading plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

	By:	/s/ Glenda Flanagan
Date: March 18, 2013	Glenda Flanagan
Executive Vice President and
Chief Financial Officer